 EXHIBIT 12.1

                           AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



                                                                 Three Months                Year                  Year
                                                                     Ended                   Ended                 Ended
                                                                   March 31,             December 31,          December 31,
                                                                     2000                    1999                  1998
                                                                 ------------            ------------          ------------

Net Operating Income                                             $   47,172              $    172,276          $    123,535

(Less) Nonrecurring item:

           Gain on sale                                          $   (7,910)             $    (47,093)         $    (25,270)
           Non-recurring charges                                          -                    16,782                   -

 (Plus) Extraordinary item:

                 Unamortized loan fee write-off                  $        -              $         -           $        245

 (Plus) Fixed charges:
             Portion of rents representative
                  of the interest factor                         $      110              $        526          $        293
             Interest expense                                        20,067                    74,699                54,650
             Interest capitalized                                     3,494                    21,888                14,724
             Debt cost amortization                                     677                     2,624                 2,068
             Preferred dividend                                       9,945                    39,779                28,132

                                                                   ------------            ----------            ----------

                      Total fixed charges (1)                    $   34,293              $    139,516          $     99,867

 (Less):

                 Interest capitalized                            $    3,494              $     21,888          $     14,724

                 Preferred dividend                                   9,945                    39,779                28,132

 Adjusted earnings (2)                                           $   60,116              $    219,814          $    155,521
                                                                   ------------            ----------            ----------

Ratio (2 divided by 1)                                                 1.75                      1.58                  1.56
                                                                   ------------            ----------            ----------




                                                                      Year                  Year                  Year
                                                                      Ended                 Ended                 Ended
                                                                  December 31,          December 31,          December 31,
                                                                      1997                  1996                  1995
                                                                  ------------          ------------          ------------

Net Operating Income                                              $     64,916          $     51,651          $     30,937

(Less) Nonrecurring item:

           Gain on sale                                           $       (677)         $     (7,850)         $          -
           Non-recurring charges                                           -                     -                       -

 (Plus) Extraordinary item:

                 Unamortized loan fee write-off                   $      1,183          $      2,356          $      1,158

 (Plus) Fixed charges:
             Portion of rents representative
                  of the interest factor                          $        172          $        150          $        117
             Interest expense                                           16,977                 9,545                11,056
             Interest capitalized                                        9,024                12,883                 6,004
             Debt cost amortization                                        700                 1,842                 1,869
             Preferred dividend                                         19,656                10,422                     -

                                                                    ----------            ----------            ----------

                      Total fixed charges (1)                     $     46,529          $     34,842           $    19,046

 (Less):

                 Interest capitalized                             $      9,024          $     12,883           $     6,004

                 Preferred dividend                                     19,656                10,422                     -

 Adjusted earnings (2)                                            $     83,271          $     57,694           $    45,137
                                                                    ----------            ----------            ----------

Ratio (2 divided by 1)                                                    1.79                  1.66                  2.37
                                                                    ----------            ----------            ----------


                           AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES




                                                                 Three Months                Year                  Year
                                                                     Ended                   Ended                 Ended
                                                                   March 31,             December 31,          December 31,
                                                                     2000                    1999                  1998
                                                                  ------------            ------------          ------------

 Net Operating Income                                            $      47,172            $    172,276          $    123,535

 (Less) Nonrecurring item:
            Gain on sale                                         $      (7,910)           $    (47,093)         $    (25,270)
            Non-recurring charges                                          -                    16,782                  -

 (Plus) Extraordinary item:
             Unamortized loan fee write-off                      $         -              $       -             $        245

 (Plus) Fixed charges:
            Portion of rents representative
                 of the interest factor                          $         110            $        526          $        293
            Interest expense                                            20,067                  74,699                54,650
            Interest capitalized                                         3,494                  21,888                14,724
            Debt cost amortization                                         677                   2,624                 2,068
                                                                  ------------            ------------          ------------

              Total fixed charges (1)                            $      24,348            $     99,737          $     71,735

 (Less):

                 Interest capitalized                            $       3,494            $     21,888          $     14,724

 Adjusted earnings (2)                                           $      60,116            $    219,814          $    155,521
                                                                  ------------             -----------           -----------

 Ratio (2 divided by 1)                                                   2.47                    2.20                  2.17
                                                                  ============             ===========           ===========




                                                                        Year                  Year                  Year
                                                                        Ended                 Ended                 Ended
                                                                    December 31,          December 31,          December 31,
                                                                        1997                  1996                  1995
                                                                     ------------          ------------          ------------

 Net Operating Income                                                $     64,916          $     51,651          $     30,937

 (Less) Nonrecurring item:
            Gain on sale                                             $       (677)         $     (7,850)                    -
            Non-recurring charges                                             -                     -                       -

 (Plus) Extraordinary item:
             Unamortized loan fee write-off                          $      1,183          $      2,356          $      1,158

 (Plus) Fixed charges:
            Portion of rents representative
                 of the interest factor                              $        172          $        150          $        117
            Interest expense                                               16,977                 9,545                11,056
            Interest capitalized                                            9,024                12,883                 6,004
            Debt cost amortization                                            700                 1,842                 1,869
                                                                     ------------          ------------          ------------

              Total fixed charges (1)                                $     26,873          $     24,420          $     19,046

 (Less):

                 Interest capitalized                                $      9,024          $     12,883          $      6,004

 Adjusted earnings (2)                                               $     83,271          $     57,694          $     45,137
                                                                      -----------           -----------           -----------

 Ratio (2 divided by 1)                                                      3.10                  2.36                  2.37
                                                                      ===========           ===========           ===========
